EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Numbers 333-75487, 333-91589 and 333-94327) of MetroCorp Bancshares, Inc. of our report dated March 19, 1999 relating to financial statements, which appears in this Annual Report on Form 10-K.


/s/PricewaterhouseCoopers LLP
Houston, Texas
March 29, 2000